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Matthew W. Mamak	Direct Dial: 212-210-1256	Email: matthew.mamak@alston.com

February 19, 2015

Advaxis, Inc.
305 College Road East
Princeton, NJ 08540

Re:	Registration Statement on Form S-3

Gentlemen:

We are acting as counsel to Advaxis, Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3 (File No. 333-194009) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on February 18, 2014 (the “Base Registration Statement”) and declared effective by the Commission on March 4, 2014, and the registration statement on Form S-3MEF (File No. 333-202145) filed with the Commission pursuant to Rule 462(b) under the Securities Act and declared effective on February 18, 2015 (together with the Base Registration Statement, the “Registration Statement”) and the issuance and sale of an aggregate of 3,068,095 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) off of the Registration Statement pursuant to one or more stock purchase agreements (collectively, the “Agreement”). This opinion is furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Amended and Restated Certificate of Incorporation of the Company, the By-Laws of the Company, records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Atlanta ● Brussels ● Charlotte ● Dallas ● Los Angeles ● New York ● Research Triangle ● Silicon Valley ● Ventura County ● Washington, D.C.

February 19, 2015

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and are validly issued, fully paid and non-assessable.

The opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. We are not engaged in the practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

The opinion set forth above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions may be held unenforceable as contrary to federal or state securities laws.

No opinion may be implied or inferred beyond the opinion expressly stated in the paragraph above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Matthew W. Mamak
Matthew W. Mamak